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                                     FORM 8K

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                    CURRENT REPORT UNDER SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

 DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)               AUGUST 1, 1996
                        COMMISSION FILE NUMBER 1-11804

                                THE GEON COMPANY
             (Exact name of Registrant as specified in its charter)

        DELAWARE                                          34-1730488
  (State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization)

   One Geon Center, Avon Lake, Ohio                                  44012
(Address of principal executive offices)                           (Zip Code)

Registrant's telephone number, including area code:  (216) 930-1000

6100 Oak Tree Boulevard, Independence, Ohio                          44131
    (Former address of registrant)                                 (Zip Code)



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Item 5.      Other Events
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On August 1, 1996, The Geon Company announced that the Geon Board of Directors had authorized the Company to repurchase 2.5 million shares of Geon common stock, par value $0.10 per share. The amounted authorized represents approximately 10 percent of Geon's outstanding shares. The timing of purchases will depend on the price of Geon common stock and Company cash flow.

The Company in July 1996 completed a previously authorized repurchase of 2.7 million shares of Geon common stock.

Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits
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Exhibit 99, the text of The Geon Company press release dated August 1, 1996, is fixed herewith as a part of this Report.

                             STATEMENT OF SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated August 2, 1996                                     THE GEON COMPANY





                                                         /s/ Gregory L. Rutman
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                                                         Gregory L. Rutman
                                                         Secretary